Exhibit 10.9.6

*** Confidential Information has been omitted and filed separately with the Securities and Exchange Commission.

AMENDMENT #6 TO CARRIER SERVICE AGREEMENT

ESCHELON TELECOM, INC.

July 12, 2002

This is Amendment #6 to the Carrier Service Agreement between Global Crossing Bandwidth, Inc., (“Global Crossing”) and Eschelon Telecom, Inc. (“Eschelon” or “Purchaser”), dated August 25, 2000, as amended (the “Agreement”).

1.                           Except as otherwise stated, capitalized terms used herein have the same meaning as set forth in the Agreement.

2.                           Eschelon’s IP Transit Service rates, as last identified in Amendment #3, are modified to reflect new rates for as set out in Amended Exhibit P(a), attached to this Amendment.

3.                           The revised IP Transit monthly recurring charges are effective on a go forward basis for all orders placed following the execution of this Amendment #6 by Global Crossing. These new rates shall also apply to current IP Transit circuits that are increasing bandwidth and/or renewal of existing circuits upon the expiration of their current term.

4.                           The balance of the Agreement and any executed amendments or addenda thereto not modified by this Amendment #6 shall remain in full force and effect.

5.                           This Amendment #6 is effective as of the date signed by Global Crossing below.

Global Crossing Bandwidth, Inc		Eschelon Telecom, Inc.

By:	/s/ Barrett O. MacCheyne	By:	/s/ R.A. Smith 7/17/02
	Barrett O. MacCheyne, President		Print Name	R.A. Smith
	North American Carrier Services		Print Title	President & COO

Date:	7/25/02	Date:	7/17/02

July 12, 2002

Amended Exhibit P (a)

IP Transit Service Rate Schedule

1.             Monthly Recurring Charges (MRC)

Customer Specific Pricing

A.            T-1 IP Transit Pricing (MRC) $ Per Full T-1

T-1 Circuits	***	***
T-1 s	***	***

B.            DS-3 / OC-x Committed Bandwidth IP Transit Pricing (MRC) $ Per Mbps

Aggregate Capacity of all Installed DIA Circuits	***	***
< 15 Mbps†	***	***
15 - 45 Mbps†	***	***
46 - 249 Mbps†	***	***
250 - 469 Mbps†	***	***
500 Mbps†	***	***

†in order to qualify for a volume price discount on all installed circuits, Eschelon must notify Global Crossing in writing that Eschelon has qualified or will qualify for a reduced price based on an increase in committed bandwidth. The new price, as defined by the schedule above, will take effect in the first full Billing Cycle that the new volume level has been satisfied as long as written notification is received at least 15 days prior to the beginning of that Billing Cycle. No retroactive credits will be applied.

2.             Non-Recurring Charges (NRC)

	Minimum Bandwidth **	Term of Agreement Install Charge		Change Fee ***	Cancellation Fee
Port		***	***
T-1	1.544 Mbps	***	***	***	***
DS-3	10 Mbps	***	***	***	***
OC-3	45 Mbps	***	***	***	***
OC-12	160 Mbps	***	***	***	***
OC-48 *	500 Mbps	***	***	***	***
Fast Ethernet *	20 Mbps	***	***	***	***
Gigabit Ethernet *	250 Mbps	***	***	***	***

Notes:

*OC-48, Fast Ethernet and Gigabit Ethernet ports are available at select locations only.

**For DS-3 circuits and above, bandwidth can be purchased in increments of 5 Mbps above the minimum to the maximum bandwidth of the applicable circuit.

***Changes to ports requiring new port installation will be assessed install charge for a new port.